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                                                                   EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan and 2001 Stock Option Plan of The B.F.Goodrich Company of our report dated February 7, 2001, with respect to the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
--------------------
ERNST & YOUNG LLP

Charlotte, North Carolina
May 2, 2001